SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549




                        DEFINITIVE PROXY STATEMENT




               Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934



                              March 27, 1996
                             (Date of Report)





                           FIRSTBANK OF ILLINOIS CO.
          (Exact name of registrant as specified in its charter)


           205 South Fifth Street, Springfield, Illinois  62701
                 (Address of principal executive offices)


                               217-753-7543
           (Registrant's telephone number, including area code)




                                 37-6141253
                     (IRS Employer Identification No.)






                         FIRSTBANK OF ILLINOIS CO.
                          205 SOUTH FIFTH STREET
                        SPRINGFIELD, ILLINOIS 62701



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 29,1996

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Firstbank of Illinois Co. will be held in the Illinois Room on the mezzanine level of the Springfield Hilton, Seventh and Adams Streets, Springfield, Illinois 62701, on Monday, April 29, 1996, at 3:00 p.m.
     for the purpose of considering and voting upon the following proposals:

      1.   To elect three (3) Directors, each to serve a term of three years.

      2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.


        NOTICE IS HEREBY FURTHER GIVEN that March 15, 1996, shall be the record date for the determination of shareholders who are entitled to vote at the Annual Meeting of Shareholders to be held April 29, 1996, and any adjournment thereof.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              Chairman of the Board

March 26, 1996

                            FIRSTBANK OF ILLINOIS CO.
                             205 SOUTH FIFTH STREET
                          SPRINGFIELD, ILLINOIS 62701

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1996

  This Proxy Statement is furnished to the shareholders of Firstbank of Illinois Co. ("Firstbank") in connection with the solicitation of proxies by the management of Firstbank for use at the Annual Meeting of Shareholders to be held April 29, 1996. Persons named as proxies on the form of proxy accompanying this statement were selected by the Board of Directors of Firstbank and are shareholders.

   Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. As a result, execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person. The shares represented by the proxy will be voted unless the proxy is mutilated or received in such a form or at such time as to render it unvotable.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  On January 31, 1996, Firstbank had outstanding and entitled to vote 10,336,376 shares of common stock, par value $1 per share. Only holders of common stock reflected on the records of Firstbank at the close of business on March 15, 1996, will be entitled to vote at the meeting. Each share entitles its owner to one vote on all matters submitted to a vote other than the election of directors. In the election of directors, pursuant to Firstbank's Certificate of Incorporation, shareholders are entitled to cumulative voting. Thus, each shareholder has the number of votes equal to the number of shares owned by him or her multiplied by the number of directors to be elected. Those votes can be distributed among the candidates as the shareholder deems appropriate. At the 1996 Annual Meeting, three directors will be elected.

   The following table sets forth information as of January 31, 1996, with respect to the ownership of shares of common stock held by (i) the only shareholders known to management to be the beneficial owners of more than 5% of Firstbank's outstanding common stock; (ii) each director of Firstbank; and
(iii) all directors and executive officers of Firstbank as a group. The table is based upon information provided by such persons and upon Firstbank's records. Beneficial ownership of securities generally means the power to vote or dispose of the securities, regardless of any economic interest.

                                                                  Amount and Nature         Percent
Name and Address of Beneficial Owner                          of Beneficial Ownership 1     of Class
William B. Hopper, South Side Square, Taylorville, IL                  477,308                4.62%
Robert L. Sweney, One Metropolitan Square, St. Louis, MO               181,551                1.76%
Mark H. Ferguson, 205 South Fifth Street, Springfield, IL               54,211                  *
William T. Grant, Jr., 1800 South Dirksen Parkway, Springfield, IL      28,083                  *
William R. Schnirring, 718 North Ninth Street, Springfield, IL          22,500                  *
P. Richard Ware, 400 West State Street, Jacksonville, IL                12,538                  *
Leo J. Dondanville, Jr., 1525 South Sixth Street, Springfield, IL       12,300                  *
Robert W. Jackson, 1305 Southern Hills, Springfield, IL                 11,049                  *
E. Jack Thornburg, 23211 McNamee, Port Charlotte, FL                    10,826                  *
Richard E. Zemenick, 700 Corporate Park Drive, St. Louis, MO             6,572                  *
All Executive Officers and Directors as a Group                        946,730                9.16%
* Less than 1%

     1 All shareholdings are stated as of January 31, 1996, and include, without admission of beneficial ownership thereof by the named individual, shares held of record by or jointly with the named person's wife or children sharing the same household. Also included in the shares listed are shares voted by the named individuals as a result of their participation in the Firstbank Profit-Sharing Thrift Plan, which owns Firstbank shares and permits its participants to direct the voting of their proportionate number of such shares. The number of plan shares included in the table for each individual has been rounded down to the nearest whole share. Also included are shares that can be purchased pursuant to currently exercisable options granted pursuant to certain stock option agreements. See "Board of Directors-Directors' Compensation", "Executive Compensation-Incentive Stock Option" and "Profit-Sharing Thrift Plans".


                               BOARD OF DIRECTORS

Election of Directors

   Firstbank's Certificate of Incorporation provides for a Board of Directors divided into three classes. The following persons have been nominated by Firstbank management for election at the 1996 Annual Meeting, to serve a three-year term expiring in 1999. It is the intention of the persons named in the proxy to vote for the election of the following nominees and to vote the proxies to insure the election of the largest number of such nominees.

                                 Position(s) with Firstbank                       Director
Name                      Age    (and Principal Occupation)                        Since
Leo J. Dondanville, Jr.   65     Director (Chairman of the Board,                   1984
                                 Hanson Group Incorporated, Springfield, IL)

Mark H. Ferguson          42     Director, Chairman of the Board, President         1988
                                 and Chief Executive Officer

William T. Grant, Jr.     56     Director (President, Landmark Automotive Group,    1982
                                 Springfield, IL and St. Louis, MO)

   Each of the foregoing nominees has been engaged in the principal occupation described above, or in a similar position, for at least five years.

Directors Whose Terms Expire in 1997 and 1998

   The following table presents information with respect to the six directors whose terms do not expire until 1997 or 1998 and who therefore will continue to serve as directors beyond the 1996 Annual Meeting.

                                 Position(s) with Firstbank                       Director    Term
Name                      Age    (and Principal Occupation)                        Since     Expires
William R. Schnirring     67     Director (President and Chief Executive Officer,   1976      1997
                                 Springfield Electric Supply Co., Springfield, IL)

Robert L. Sweney          68     Director (Attorney at Law, Of Counsel,             1988      1997
                                 Bryan Cave, St. Louis, MO)

Richard E. Zemenick       53     Director (Chairman of the Board, Zemenick &        1994      1997
                                 Walker, Inc., St. Louis, MO)

William B. Hopper         57     Director and Vice Chairman of the Board            1982      1998

Robert W. Jackson         65     Director (Retired Senior Vice President,           1984      1998
                                 Central Illinois Public Service Company,
                                 Springfield, IL)

P. Richard Ware           64     Director (Chairman of the Board, Warelubco, Inc.,  1989      1998
                                 Jacksonville, IL)

   Each of the foregoing directors has been engaged in the principal occupation described above, or in a similar position, for at least five years.

Other Information on Directors

   Robert W. Jackson is a director of CIPSCO Incorporated and Central Illinois Public Service Company, which companies have a class of voting securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or are subject to the reporting requirements of Section 15(d) of that Act. Richard E. Zemenick is a director of Zemenick & Walker, Inc., a company registered under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

   The Board of Directors of Firstbank has established the following committees to provide assistance in the discharge of its duties and responsibilities.

   Examining Committee. This committee conducts examinations of the financial affairs of Firstbank and its subsidiaries, through Firstbank's internal auditors and the independent public accounting firm retained by the Board of Directors. The results of such examinations are reported directly to the Board of Directors. Members of the committee during 1995 were Messrs. Dondanville, Thornburg, Ware and Zemenick. The committee met four times in 1995.


   Compensation, Benefits and Officer Nominating Committee. This committee reviews the personnel policies of Firstbank, as well as salaries and other compensation paid to employees, including officers and directors. Its recommendations are reported to the Board of Directors. Members of the committee during 1995 were Messrs. Grant, Jackson, Schnirring, Sweney and Thornburg. The committee met three times in 1995.

   Nominating Committee. This committee recommends individuals to be appointed to the Board of Directors of Firstbank in the event a vacancy occurs on the Board. Its recommendations are reported to the Board of Directors. Members of the committee during 1995 were Messrs. Hopper, Jackson, Schnirring, Sweney and Zemenick. The committee did not meet in 1995.


   In 1995, the Board of Directors met eight times. No director attended fewer than 75 percent of the aggregate of the total number of board meetings and the total number of meetings of committees of which he was a member.


Other Nominations for Board of Directors

   Firstbank's Certificate of Incorporation specifies certain procedures to govern the nomination of directors by shareholders. Any shareholder desiring to nominate an individual for election as a director must notify the Secretary of Firstbank, in writing, of his or her desire to do so. The notice must be delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary at least 14 days in advance of any shareholders meeting called for the election of directors. If less than 21 days, notice of such a shareholders meeting is given, a shareholder must deliver or mail the prescribed notice not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to shareholders.

   The required notice must set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice,
(b) the principal occupation or employment of each nominee, and (c) the number of shares of common stock of Firstbank beneficially owned by each such nominee. Evidence of each nominee's willingness to serve must also be provided.


                             EXECUTIVE COMPENSATION

  The following table summarizes compensation earned in 1995, 1994 and 1993 by Firstbank's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                       Annual Compensation             Compensation
                                                            Other    Options      All
                                                           Annual    (Number     Other
                                                           Compen-     of       Compen-
Name and Principal Position    Year     Salary    Bonus    sation 1  Shares) 2  sation 3
Mark H. Ferguson               1995    $335,000  $93,800  $16,200    5,000      $ 7,987
Chairman of the Board and      1994     315,000   87,000   15,000    6,000       10,350
Chief Executive Officer        1993     285,000   80,000   19,350    4,500       10,343

Larry A. Burton                1995    $178,500  $14,400  $     0     2,500     $ 7,837
Executive Vice President       1994 4   175,000   35,000    1,400     3,750      10,350
                               1993 4   163,000   42,070    8,400     3,000      10,343

Sandra L. Stolte               1995 4  $178,500  $31,292  $ 6,000     2,500     $13,087
Executive Vice President       1994 4   160,000   40,000   12,000     3,750      16,900
                               1993 4   144,000   38,131   12,000     3,000      21,277

David W. Waggoner              1995    $189,881  $40,114  $ 3,000     2,500     $16,164
Executive Vice President       1994     182,420   43,750    3,000     3,750      19,435
                               1993     150,297   35,220    3,750     3,000      10,377

Chris R. Zettek                1995    $120,000  $25,200        0     2,500     $ 6,390
Executive Vice President and   1994     110,000   27,500        0     3,750       7,589
Chief Financial Officer        1993      94,000   26,311        0     3,000       6,486

(1) Directors' fees for Firstbank and its subsidiaries paid to Messrs. Ferguson, Burton, Waggoner, and Ms. Stolte
(2) Option shares listed for 1995 and 1994 were actually awarded in January 1996 and 1995, respectively.
(3) Employer contributions to the Firstbank Profit-Sharing Thrift Plan and subsidiary bank profit sharing plan, if applicable.
(4) Amounts for Ms. Stolte in 1995, 1994 and 1993 and Mr. Burton in 1994 and 1993 include amounts each earned in their capacities as Firstbank subsidiary bank presidents.

Incentive Compensation Plan

   The Board of Directors adopted an incentive compensation program for the benefit of the executive officers named in the Summary Compensation Table and certain other officers of Firstbank and its subsidiaries. The program provides that Firstbank and its subsidiaries must satisfy certain minimum net income requirements as defined in the plan before any payments may be made. Depending on the group in which an executive officer is included, the amount of Firstbank's net income and progress toward individual goals, Mr. Ferguson may receive up to 40% of his base salary and the remaining executive officers may receive up to 30% of his or her base salary. Any payments under the program must be approved by the Compensation, Benefits and Officer Nominating Committee of the Firstbank Board of Directors. The cash compensation accrued in 1995 for Firstbank's executive officers pursuant to this program for services rendered in 1995 is included under the "Bonus" category in the Summary Compensation Table.

Incentive Stock Option Plan

   Firstbank maintains the Firstbank Incentive Stock Option Plan (the "Option Plan") to provide additional benefits to Firstbank's and its subsidiaries' employees. Under the Option Plan, approved by shareholders at the 1994 Annual Meeting, selected officers or key employees of Firstbank and its subsidiaries are granted options to purchase Firstbank stock at a purchase price equal to the fair market value of Firstbank stock at the time the options are granted. The grantees of the options and the number of options granted are determined by the Board of Directors of Firstbank upon the recommendations of the Compensation, Benefits and Officer Nominating Committee. Options granted pursuant to the Option Plan can be exercised only during the period beginning two years after the date they are granted and ending ten years after the date they are granted.

   Options granted to executive officers under the Option Plan approved by the Compensation, Benefits and Officer Nominating Committee are reported in the Summary Compensation Table. A total of 10,425 options were exercised by Firstbank executive officers in 1995.

   The following table summarizes the named executive officer's stock option activity during 1995. Unexercised options reported include options awarded January 2, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1995 OPTION VALUES

                                               Number of Unexercised  Value of Unexercised
                                                     Options at       In-the-Money Options
                             Shares               December 31, 1995   at December 31, 1995
                           Acquired on  Value        Exercisable/         Exercisable/
Name                         Exercise  Realized     Unexercisable         Unexercisable
Mark H. Ferguson              4,750    $93,417         38,150/              $661,519/
Chairman of the Board and                              14,600                 56,000
Chief Executive Officer

Larry A. Burton               3,000    $62,375         25,500/               $418,749/
Executive Vice President                                6,250                  19,531

Sandra L. Stolte                  0          0         18,000/               $259,062/
Executive Vice President                                6,250                  19,531


David W. Waggoner             1,750    $32,958         16,250/               $227,198/
Executive Vice President                                6,250                  19,531


Chris R. Zettek                 925    $19,810         17,075/               $248,618/
Executive Vice President                                6,250                  19,531
and Chief Financial Officer

Report of the Compensation, Benefits and Officer Nominating Committee of the
  Board of Directors

   The Compensation, Benefits and Officer Nominating Committee ("Compensation Committee" or "Committee") of the Board of Directors establishes the general compensation policies of Firstbank, establishes the compensation plans and specific compensation levels for executive officers and administers the Incentive Compensation Plan and the Option Plan. The Compensation Committee is composed of five independent, non-employee directors. The Compensation Committee, chaired by one of the independent directors, receives input from Firstbank's Chief Executive Officer ("CEO") relative to compensation for other executive officers.

   The Compensation Committee believes that the CEO's compensation should be heavily influenced by Firstbank's performance. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, major elements of the compensation package are directly tied to company performance. The Committee establishes the CEO's salary by considering the salaries of CEO's of comparably-sized companies and their performance according to independently accumulated data obtained by the Committee.

   The CEO's incentive cash bonus has been established primarily as a direct function of Firstbank's earnings growth during the most recent fiscal year. The Committee, in connection with Firstbank's budgeting process, establishes a minimum target for earnings, and the CEO's bonus for the fiscal year is largely a function of the amount by which the minimum earnings target is met or exceeded during the fiscal year. In January of 1996, a cash bonus of $93,800 was paid to the CEO based on 1995 earnings. For fiscal year 1996, a target and formula have been established in a similar fashion.

   Stock options were granted to the CEO, as well as to other key employees, primarily based on the employees' contribution to the long-term growth and profitability of Firstbank. In January 1996, 5,000 options were granted to the CEO as approved by the Committee and Board of Directors.

   The Compensation Committee has adopted similar policies with respect to the compensation of other executive officers of Firstbank. Using independent salary survey data, the Committee reviews the base salaries for persons holding positions of similar responsibility at other companies. In addition, the Committee also considers factors such as relative company performance, and each individual's past performance and future potential in establishing the base salaries of executive officers.

   The Committee's policy regarding other elements of the compensation package for executive officers is similar to the CEO's in that the annual bonus payments are largely tied to achievement of performance targets. The annual cash bonus for executives other than the CEO is primarily composed of three elements: (i) Firstbank's earnings as compared to the minimum target established; (ii) achievement of objectives related to the executive's area of responsibility; and (iii) the executive's progress toward individual goals.


   As with the CEO, the number of options granted to other officers is determined by the subjective evaluation of the executive's ability to influence Firstbank's long-term growth and profitability. All options are granted with an exercise price equal to the current market price. Since the value of the option bears a direct relationship to Firstbank's stock price, it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy. In January 1996, executive officers other than the CEO were each granted 2,500 options as approved by the Committee and Board of Directors.

     Members of the Compensation Committee for 1995:

          William R. Schnirring, Chairman         William T. Grant, Jr.
          Robert W. Jackson                       Robert L. Sweney
                              E. Jack Thornburg

Profit sharing Thrift Plan

   The Firstbank Profit-Sharing Thrift Plan (the "Thrift Plan") was initiated in 1982 for the benefit of Firstbank's and its subsidiaries' employees. Each subsidiary of Firstbank has elected to participate in the Thrift Plan. Participation is therefore available to employees of Firstbank and its subsidiaries who have completed one year of service and have worked at least 1,000 hours during the applicable plan year. The Thrift Plan was amended effective April 1, 1995, to allow each participating employee (of Firstbank or its applicable subsidiary) the opportunity to defer up to 15% of their annual compensation, to provide opportunity for diversification through alternative investment options, and to adjust the matching contribution schedule. The Thrift Plan currently matches between 50% and 100% of employee contributions up to 6% of their compensation, with the employer's contribution depending upon Firstbank's return on equity for the applicable year. At December 31, 1995, 706 employees of Firstbank and its subsidiaries were participants in the Thrift Plan.

Retirement Plan

   Firstbank has adopted the Firstbank Retirement Plan ("Plan"), a defined benefit plan, to provide retirement benefits for Firstbank's and its subsidiaries' employees. A subsidiary's employees are covered by the Firstbank Plan if and when the subsidiary adopts the Plan. The United Illinois Bank of Southern Illinois (now known as Central Bank), of which
Mr. Waggoner was President and Chief Executive Officer, and Central Bank, of which Ms. Stolte is President and Chief Executive Officer, have not adopted the Plan, and therefore continue to be covered under a separate profit sharing plan.

   Set forth below are estimated annual benefits payable under the Firstbank Plan. These benefits are payable during the participants' lifetimes upon retirement at age 65 in the remuneration and service classes specified. Pension benefits may be paid in other forms which are actuarially equivalent to the benefits listed below. For purposes of the table below, "Average Annual Compensation" generally means the average of the participants' compensation, as defined in the Plan, during the five consecutive calendar years prior to retirement.

     Average                            Years of Credited Service
Annual Compensation     10        15        20        25       30        35
     $50,000         $10,315   $15,472   $20,630   $25,787  $28,287   $30,787
      75,000          16,315    24,472    32,630    40,787   44,537    48,287
     100,000          22,315    33,472    44,630    55,787   60,787    65,787
     125,000          28,315    42,472    56,630    70,787   77,037    83,287
     150,000          34,315    51,472    68,630    85,787   93,287   100,787

   At December 31, 1995, Mr . Burton had 16 years, Mr. Ferguson had 9 years and Mr. Zettek had 8 years credited service for purposes of the Plan. The maximum annual benefit (defined in Internal Revenue Code Section 415) payable from a qualified defined benefit pension plan as a single life annuity during 1995 is $120,000. The compensation limits of Internal Revenue Code Section 401(a)(17) have also been taken into account in determining the benefits listed in this table. For any Plan participant in the 1995 Plan year, a qualified plan may not take into account annual compensation greater than $150,000 (indexed annually).

   Firstbank has amended and restated the Plan to conform to regulations under the Tax Reform Act of 1986. All employees who terminate or retire after December 31, 1988, will receive the greater of their benefit calculated under the current formula or their frozen accrued benefit under any prior formula.

Employment Contracts and Termination of Employment and Change in Control
   Arrangements

Firstbank has entered into an agreement with Mr. Ferguson pursuant to which certain payments could be made to him in the event of a change in his responsibilities following a change in control of Firstbank. The agreement provides that if a change in control occurs and a subsequent termination of Mr. Ferguson's employment occurs, other than for cause or because of disability, death or voluntary retirement, Firstbank will pay his salary through the date of termination and an amount equal to two and one-half times his annual base salary in effect at the date of termination plus his prior year's incentive compensation award. Firstbank has entered into similar agreements with Messrs. Burton, Waggoner, Zettek and Ms. Stolte except Firstbank will pay their annual base salaries in effect at the date of termination plus their prior year's incentive compensation awards for one year. The agreements provide that the assignment to Messrs. Burton, Ferguson, Waggoner, Zettek or Ms. Stolte of duties or responsibilities different from those typically assigned to senior bank holding company executives, the reduction of his or her base salary, or the failure to continue existing employee benefit plans, will constitute termination of employment.

Directors' Compensation

   Firstbank paid each of its directors a fee of $13,200 in 1995 to serve as a director and member of the committees to which he was appointed. Directors serving on the Loan and Discount Committee were paid an additional $150 per meeting and met twelve times during 1995.

   In addition to the directors' fees, the shareholders of Firstbank approved a Directors Stock Option Plan at the 1994 Annual Meeting. Under the Directors Stock Option Plan, all non-employee directors are automatically granted options each June 1, beginning in 1994 and ending in 1996, for 1,500 shares of Firstbank common stock exercisable immediately and expiring ten years from the date granted or prior to the termination of his term as a director, whichever is earlier. The purchase price is equal to the fair market value of Firstbank stock at the time the options are granted or the book value of the common stock at that time, whichever is greater. Under an identical plan previously in place, each June 1, beginning in 1988 and ending in 1992, a non-employee director continuing, elected or re-elected as a member of the Board received an option to purchase 1,500 shares of Firstbank common stock. All the options granted under these Directors Stock Option Plans are reflected in the table under "Voting Securities and Principal Holders Thereof".


                              CERTAIN TRANSACTIONS

   Several of the present and former officers and directors of Firstbank and its subsidiaries and principal shareholders of Firstbank and/or their associates have been or presently are indebted to one or more of Firstbank's subsidiary banks. All such indebtedness was incurred in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Firstbank expects that such persons and/or their associates will borrow additional funds from Firstbank subsidiaries in the future, all of which borrowings will be obtained on a similar basis. Firstbank and its subsidiaries have for several years retained the services of Zemenick & Walker, Inc., of which Richard E. Zemenick is Chairman. Fees paid by Firstbank to Zemenick & Walker, Inc. during 1995 were approximately $93,000.


                             FIRSTBANK PERFORMANCE

The following graph sets forth the cumulative shareholder return (assuming reinvestment of dividends) to Firstbank's shareholders during the five year period ended December 31, 1995, as well as the Standard & Poors overall stock market index (S & P 500 Index) and Firstbank's peer group index published by Keefe, Bruyette & Woods, Inc. (KBW 50 Index).



              1990        1991       1992        1993       1994       1995
S & P        100.00      130.48     140.41      154.56     156.60     215.45
KBW 50       100.00      158.27     201.68      212.85     201.99     323.52
Firstbank    100.00      158.81     216.39      213.27     234.60     288.37


NOTE: The stock performance graph assumes $100 was invested on January 1, 1990, and all dividends are reinvested.


                         INDEPENDENT PUBLIC ACCOUNTANTS

   The accounting firm of KPMG Peat Marwick LLP served as independent public accountants for Firstbank and its subsidiaries for the year 1995 and has been appointed by the Board of Directors to serve in such capacity for Firstbank and its subsidiaries in 1996. A representative of KPMG Peat Marwick LLP will be present at the annual meeting, will be available to respond to questions of shareholders and will be permitted to make a statement if he or she desires to do so.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Firstbank believes that during 1995, its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.


                         PROPOSALS OF SECURITY HOLDERS

   Any security holder wishing to submit a proposal to be presented at the annual meeting in 1997 must forward such proposal to the President of Firstbank on or before December 5, 1996. Upon receipt of such a proposal, management will determine, in accordance with regulations governing the solicitation of proxies, whether or not to include the proposal as part of the proxy materials submitted to the security holders prior to the 1997 Annual Meeting.


                             SOLICITATION STATEMENT

   The costs of this solicitation of proxies will be borne by Firstbank. In addition to the use of the mails, solicitation may be made by regularly engaged employees of Firstbank and its subsidiaries by telephone or personal contact.

   UPON WRITTEN REQUEST WITHOUT CHARGE TO ANY SHAREHOLDER, FIRSTBANK WILL PROVIDE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K AND THE SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 1995. ALL SUCH INQUIRES SHOULD BE DIRECTED TO CHRIS R. ZETTEK, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRSTBANK OF ILLINOIS CO.,
205 SOUTH FIFTH STREET, SPRINGFIELD, ILLINOIS, 62701.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Chairman of the Board



                            FIRSTBANK OF ILLINOIS CO.
                             205 South Fifth Street
                          Springfield, Illinois  62701


                         PROXY FOR 1996 ANNUAL MEETING

                      SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned Shareholder(s) of FIRSTBANK OF ILLINOIS CO., Springfield, Illinois, hereby appoint(s)

Jeffrey B. Coultas, William J. Meyer, Jr., William W. Patton, or any one of them (with full power to act alone) my true and lawful attorney with full power of substitution, to represent and to vote as designated below all of the shares of the common stock of said corporation standing in my name on its books on March 15, 1996, at the Annual Meeting of its Shareholders to be held in the Illinois Room on the mezzanine level of the Springfield Hilton, Seventh and Adams Streets, Springfield, Illinois 62701, on April 29, 1996, at 3:00 p.m., or at any adjournments thereof:

  1.  ELECTION OF DIRECTORS

      For all nominees listed below       Withhold authority to vote for all
                                            nominees listed below



(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

          Leo J. Dondanville, Jr.
          Mark H. Ferguson
          William T. Grant, Jr.


  2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

  This proxy when properly executed shall be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy shall be voted for all the nominees listed in Proposal 1.

  The Board of Directors recommends a vote "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.



                                                                     (L.S.)



                                                                     (L.S.)
                                       (Signature of Shareholder)

Dated:               , 1996      Signature(s) should be exactly as appears on
                                 printed label affixed to this proxy. All joint owners must sign.

                                 Proxy must be dated at time of signature.

                                 When signing as corporate representative, attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.